Exhibit 1.1

[Execution Copy]

Southern California Gas Company

5.125% First Mortgage Bonds, Series MM, due 2040

Underwriting Agreement

November 15, 2010

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, New York 10019

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, New York 10006

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

The Williams Capital Group, L.P.

650 Fifth Avenue, 11th Floor

New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

Southern California Gas Company, a California corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc., Samuel A. Ramirez & Company, Inc., RBS Securities Inc. and The Williams Capital Group, L.P. are acting as representatives (the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $300,000,000 aggregate principal amount of the Company’s 5.125% First Mortgage Bonds, Series MM, due 2040 (the “Bonds”). The Bonds are to be issued pursuant to an Indenture dated as of October 1, 1940 (the “Base Indenture”), as supplemented and amended by the Supplemental Indenture dated as of November 18, 2010 and all other indentures supplemental thereto and amendatory thereof (each a “Supplemental Indenture;” the Base Indenture, as amended and supplemented by all Supplemental Indentures, is referred to herein as the “Indenture”), each between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-159041) under the Securities Act of 1933, as amended (the “Act”) for the registration of, among other things, the Company’s first mortgage bonds (the “First Mortgage Bonds”) (such registration statement, including the information deemed pursuant to Rule 430B under the rules and regulations of the Commission under the Act (the “Rules and Regulations”) to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) the “Initial Registration Statement”); the Initial Registration Statement and any post-effective amendments thereto subsequent to the date hereof, each in the form heretofore delivered or to be delivered to the Representatives, and excluding exhibits to the Initial Registration Statement but including all documents incorporated by reference in the prospectus contained in such Initial Registration Statement, has been declared effective by the Commission in such form; a registration statement, if any, increasing the size of the offering, filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement.”

The term “Registration Statement” means, collectively, the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective but excluding any Form T-1 (as defined below), each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective. The Company proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations the Prospectus Supplement (as defined in Section 5(h)) hereof) relating to the Bonds and the prospectus dated May 26, 2009 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Bonds which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The term “Preliminary Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated November 15, 2010 and filed with the Commission on November 15, 2010 pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Bonds, in each case as amended or supplemented by the Company, including all documents incorporated or deemed to be incorporated by reference therein through the date thereof. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to 2:30 p.m. (New York City time) on the date hereof, which was the time when sales of the Bonds were first made (such time, the “Applicable Time”), the Company had prepared the following information (collectively the “Pricing Disclosure Package”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 of the Rules and Regulations) listed on Schedule II hereto.

1. The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 as follows:

(a) No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (a) shall not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus;

(b) The Pricing Disclosure Package, at the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package;

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the Rules and Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Bonds (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the Rules and Regulations, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 of the Rules and Regulations) filed (to the extent required thereby) in accordance with the Act and when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (c) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus that has not been superseded or modified;

(d) Each of the Registration Statement and the Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the Act and the Rules and Regulations (including Rule 415(a) of the Rules and Regulations), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Trust Indenture Act, and the Registration Statement did not and as of the Representation Date and at the Time of Delivery does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Bonds have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Time of Delivery, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (d) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement (a “Form T-1”);

(e) The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Pricing Disclosure Package, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Applicable Time and at the Time of Delivery, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the date as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not subject it to material liability or disability; the subsidiaries of the Company, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X;

(h) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

(i) The Bonds have been duly authorized for issuance and sale by the Company and, when the Bonds are issued and delivered pursuant to this Agreement, the Bonds will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Bonds will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) The issue and sale of the Bonds and the compliance by the Company with all of the provisions of the Bonds, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the material properties or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Bonds or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and from the Public Utilities Commission of the State of California and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters;

(l) The statements set forth in the Pricing Disclosure Package and the Prospectus as amended or supplemented under the captions “Description of First

Mortgage Bonds” and “Supplemental Description of First Mortgage Bonds,” insofar as they purport to constitute a summary of the terms of the First Mortgage Bonds or the Indenture, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m) The Company is not (i) in violation of its Restated Articles of Incorporation or Amended and Restated Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(n) Other than as set forth in the Pricing Disclosure Package and the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject except for such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole and (ii) to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and after giving effect to the offering and sale of the Bonds, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries taken as a whole, is an independent registered public accounting firm as required by the Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board;

(q) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(r) The Company and each of its consolidated subsidiaries maintains an effective system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(s) The Company and each of its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective;

(t) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, except where the failure to possess such certificates, authorities or permits, individually or in the aggregate, would not have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(u) The Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable state, federal, local and foreign laws and regulations relating to the operation and ownership of a public utility, including, without limitation, those relating to the distribution and transmission of natural gas, except to the extent that any failure so to comply or conform would not individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(v) The Public Utilities Commission of the State of California has duly authorized the issuance and sale of the Bonds by the Company on the terms set forth in the Prospectus and in this Agreement, such authorizations are in full force and effect and no authorization of any other governmental agency having regulatory jurisdiction over the Company is required for such issuance and sale except such as may be required by the securities or blue sky laws of any jurisdiction;

(w) The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Prospectus except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(x) The Company and its subsidiaries have good and valid title to all the principal plants and other important units of their property and to all other real estate and fixed property (including plants, machinery and equipment) specifically described in the Indenture as subject to the lien thereof (except property theretofore retired or released from such lien in accordance with the terms of the Indenture) subject only to Permissible Encumbrances (as defined in the Indenture) and other liens and charges permitted by the Indenture and such liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use as are set forth or referred to in the Prospectus or which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(y) The Base Indenture and each Supplemental Indenture has been duly recorded in all offices of county recorders or clerks of all counties in the State of California in which any real property subject to the lien of the Indenture is located and appropriate financing statements in respect of personal property and fixtures have been filed in the Office of the Secretary of State of the State of California and no other filing or recordation is necessary for the perfection and preservation of the lien created thereby except for recordations required in respect of after-acquired real property;

(z) The Indenture constitutes, as security for the Bonds, a valid and subsisting lien to the extent that it purports to be such on all the present properties of the Company (including plants, machinery, equipment, real estate and fixed property), rights and franchises of the Company and its subsidiaries (other than those properties excepted or released from the lien of the Indenture by its terms) subject only to Permissible Encumbrances and other liens and charges permitted by the Indenture and such liens, charges and encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use as are set forth or referred to in the Prospectus, or which would not reasonably be expected materially to affect the security for the Bonds, and upon acquisition thereafter by the Company of similar properties the Indenture will, subject to liens existing thereon at the time of acquisition, create such lien thereon; and

(aa) Except as otherwise described in the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statue, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorization and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

2. The Company understands that upon authorization by the Representatives of the release of the Bonds, the several Underwriters propose to offer the Bonds for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

3. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 98.882% of the principal amount thereof, the aggregate principal amount of Bonds set forth in Schedule I opposite the name of such Underwriter, plus any additional principal amount of Bonds which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

4. Payment of the purchase price for, and delivery of certificates for, the Bonds shall be made at the office of Latham & Watkins LLP, 633 West Fifth Street, Los Angeles, California 90071 or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time), on November 18, 2010, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Time of Delivery”). Payment shall be made to the Company by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Bonds to be purchased by them. Certificates for the Bonds shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Bonds which it has agreed to purchase. Mitsubishi UFJ Securities (USA), Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Bonds to be purchased by any Underwriter whose check has not been received by the Time of Delivery, but such payment shall not release such Underwriter from its obligations hereunder. The certificates for the Bonds will be made available for examination and packaging by the Representatives not later than 10:00 a.m. (New York City time), on the last business day prior to the Time of Delivery in New York, New York.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus as amended or supplemented in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date hereof or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date hereof and prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after the Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Bonds, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Bonds, of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, or of the Company becoming the subject of a proceeding under Section 8A of the Act in connection with the offering of the Bonds, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Bonds or suspending any such qualification, to promptly use commercially reasonable efforts to obtain the withdrawal of such order;

(b) To prepare a final term sheet or term sheets (the “Final Term Sheet”) reflecting the final terms of the Bonds, substantially in the form of Schedule III hereto, and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object;

(c) If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing

Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date hereof, or such later time or date as agreed to by the Company and the Representatives, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Bonds, as notified to the Company by the Representatives, but only if the Representatives shall have notified the Company in writing at the Time of Delivery that such trading restrictions have not been terminated, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any First Mortgage Bonds, without the prior written consent of the Representatives;

(h) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Bonds, the plan of distribution thereof and such other information as may be required by the Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement);

(i) To apply the net proceeds from the sale of the Bonds as set forth in the Prospectus;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement; and

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the prior written consent of the Representatives and the Company shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto; and provided further, however, that prior to the preparation of the Final Term Sheet in accordance with Section 5(b), the Underwriters are authorized to use the information with respect to the final terms of the Bonds in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Bonds under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Bonds; (iii) all expenses in connection with the qualification of the Bonds for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Bonds; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Bonds; (vi) the cost of preparing the Bonds; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Bonds; (viii) any fees and expenses in connection with listing the Bonds and the cost of registering the Bonds under Section 12 of the Exchange Act; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Bonds by them and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 5(a) hereof); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the Registration Statement and the Prospectus as amended or supplemented, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, a California corporation and the ultimate parent of the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not subject it to material liability or disability;

(ii) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) To the best of such counsel’s knowledge and other than as set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject except for such proceedings which, if determined adversely to the Company or any of its subsidiaries, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) The Bonds have been duly authorized, executed, authenticated, issued and delivered by the Company and the Bonds and the Indenture conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(vi) The Indenture has been duly authorized, executed and delivered by the Company; and the Indenture has been duly qualified under the Trust Indenture Act;

(vii) The Company and its subsidiaries hold all franchises, certificates of public convenience and necessity, permits, licenses and easements necessary to own, operate and maintain their properties as described in the Prospectus except to the extent that such failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(viii) The Base Indenture and each Supplemental Indenture has been duly recorded (or arrangements have been made for the prompt recording) in all offices of county recorders or clerks of all counties in the State of California in which any real property subject to the lien of the Indenture is located and appropriate financing statements in respect of personal property and fixtures have been filed in the Office of the Secretary of State of the State of California and no other filing or recordation is necessary for the perfection and preservation of the lien created thereby except for recordations required in respect of after-acquired real property;

(ix) The Indenture constitutes, as security for the Bonds, a valid and subsisting first lien to the extent that it purports to be such on all the present properties of the Company (including plants, machinery, equipment, real estate and fixed property described above), rights and franchises of the Company (other than those properties excepted or released from the lien of the Indenture by its terms) subject only to Permissible Encumbrances (as defined in the Indenture) and other liens and charges permitted by the Indenture and such liens, charges and encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use as are set forth or referred to in the Prospectus, or which do not, in such counsel’s opinion, materially affect the security for the Bonds, and upon acquisition thereafter by the Company of similar properties the Indenture will, subject to liens existing thereon at the time of acquisition, create such lien thereon;

(x) The issue and sale of the Bonds and the compliance by the Company with all of the provisions of the Bonds, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its material properties or assets is subject, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material properties;

(xi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its material properties is required for the issuance and sale of the Bonds or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act, the Trust Indenture Act and from the Public Utilities Commission of the State of California and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters; the Public Utilities Commission of the State of California has duly authorized the issuance and sale of the Bonds by the Company on the terms set forth in the Pricing Disclosure Package and Prospectus and in this Agreement and such authorizations are in full force and effect;

(xii) The Company is not (i) in violation of its Restated Articles of Incorporation or Amended and Restated Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(xiii) The statements set forth in the Pricing Disclosure Package and the Prospectus as amended or supplemented under the captions “Description of First Mortgage Bonds” and “Supplemental Description of First Mortgage Bonds,” insofar as they purport to constitute a summary of the terms of the Bonds or the Indenture, and under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(xiv) The Company is not, and after giving effect to the offering and sale of the Bonds, will not be, an “investment company,” as such term is defined in the Investment Company Act;

(xv) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements or schedules or other financial data included or incorporated by reference in, or omitted from, the Prospectus as amended or supplemented; and

(xvi) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (in each case, excluding the documents incorporated by reference therein) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, and the requirements under the Trust Indenture Act and the rules and regulations of the Commission thereunder, it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus as amended or supplemented or with respect to any Form T-1. In passing upon the compliance as to the form of the Registration Statement and the Prospectus as amended or supplemented (in each case, excluding the documents incorporated by reference therein), except for those statements referred to in the opinion in subsection (xiii) of this Section 7(c), such counsel has assumed that the statements made and incorporated by reference therein are correct and complete.

(d) Latham & Watkins LLP shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Indenture, as supplemented by the Supplemental Indenture dated as of the Time of Delivery, has been qualified under the Trust Indenture Act;

(ii) Each of the Indenture, assuming the due authorization, execution and delivery thereof, is, and the Supplemental Indenture dated as of the Time of Delivery upon due execution and delivery thereof, will be, the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(iii) The Bonds, when executed, issued and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. A registered holder of the Bonds will be a beneficiary under the Indenture, as supplemented by the Supplemental Indenture dated as of the Time of Delivery;

(iv) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date (in each case, excluding the documents incorporated by reference therein), each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act, and the requirements under the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to any Form T-1. For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statement and the Prospectus are correct and complete; and

(v) The Registration Statement has become effective under the Act, and, based solely on a telephonic confirmation by a member of the Commission,

no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rules 424(b) and 430B under the Act and the Final Term Sheet has been filed pursuant to Rule 433 under the Act in accordance with Rule 433(d).

In addition, such counsel shall provide a statement to the effect that such counsel has participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company and representatives of the Underwriters, during which the contents of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus as amended or supplemented and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel’s attention that caused them to believe that:

(i) the Registration Statement, as of the date of the Prospectus Supplement, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the documents incorporated therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading;

(ii) the Pricing Disclosure Package, at the Applicable Time (together with the documents incorporated therein), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of the date of the Prospectus Supplement or as of the Time of Delivery (together with the documents incorporated therein), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, any documents incorporated by reference therein or any Form T-1.

(e) On the date hereof at a time prior to the execution of this Agreement, and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the

Representatives a letter, dated the date hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, and a letter dated the Time of Delivery reaffirming the statements made in their letter dated the date hereof, except that the specified date referred to in such letter delivered on the Time of Delivery shall be a date not more than three days prior to the Time of Delivery, and with respect to such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

(f) (i) The Company and its subsidiaries, taken as a whole, shall have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date hereof any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus as amended prior to the date hereof, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus as amended prior to the date hereof there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus as amended prior to the date hereof, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(g) At or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s secured debt by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act (other than a downgrading by Fitch Ratings to not lower than A+), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s secured debt.

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus as first amended or supplemented.

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date hereof.

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Bonds, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Bonds or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented, it being understood and agreed that the only such information consists of the following: the information in the third paragraph of text under the caption “Underwriting,” concerning the terms of the offering by the Underwriters; and the information in the third sentence of the fourth paragraph of text, and the fifth, sixth, seventh, and eighth paragraphs of text (solely with respect to the statements attributable to the Underwriters), under the caption “Underwriting,” insofar as such information relates to market making, stabilization, penalty bids, overallotment, short positions and purchases to cover short positions by the Underwriters.

(b) Each Underwriter severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Bonds, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Bonds or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the third paragraph of text under the caption “Underwriting,” concerning the terms of the offering by the Underwriters; and the information in the third sentence of the fourth paragraph of text, and the fifth, sixth, seventh, and eighth paragraphs of text (solely with respect to the statements attributable to the Underwriters), under the caption “Underwriting,” insofar as such information relates to market making, stabilization, penalty bids, overallotment, short positions and purchases to cover short positions by the Underwriters; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8, if the Representatives shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective directors, officers, employees, agents and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons, and the fees and expenses of a single separate counsel (in addition to local counsel) shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Bonds and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Bonds, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such Bonds, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of the Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds which such Underwriter agreed to purchase under this Agreement) of the Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Bonds.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Bonds except as provided in Sections 6 and 8 hereof; but, if for any other reason Bonds are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Bonds, but the Company shall then be under no further liability to any Underwriter with respect to the Bonds except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by hand delivery, overnight courier, mail or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, telephone: (866) 471-2526; Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Capital Markets Group, facsimile: (646) 434-3455; Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, New York 10006, Attention: Capital Markets Group, facsimile: (212) 248-3856; RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate, facsimile: (203) 873-4534; and The Williams Capital Group, L.P., 650 Fifth Avenue, 11th Floor, New York, New York 10019, Attention: David A. Finkelstein, facsimile: (212) 830-4545; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Bonds from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated hereby or the process leading thereto. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean, unless otherwise expressly stated, any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(Signature Page Follows)

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof.

Very truly yours,

Southern California Gas Company

By:	/s/ Robert Schlax
Name: Robert Schlax
Title: V.P., CFO, Controller and Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ Spenser S. Huston
Name: Spenser S. Huston
Title: Managing Director

Samuel A. Ramirez & Company, Inc.

By:	/s/ Raymond S. O’Connor
Name: Raymond S. O’Connor
Title: Managing Director

RBS Securities Inc.

By:	/s/ Okwudiri Onyedum
Name: Okwudiri Onyedum
Title: Director

The Williams Capital Group, L.P.

By:	The Williams Capital Group, Inc., its General Partner

By:	/s/ David Finkelstein
Name: David Finkelstein
Title: Assistant Vice President

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Bonds to be Purchased

Goldman, Sachs & Co.	$75,000,000
Mitsubishi UFJ Securities (USA), Inc.	75,000,000
Samuel A. Ramirez & Company, Inc.	37,500,000
RBS Securities Inc.	75,000,000
The Williams Capital Group, L.P.	37,500,000

Total	$300,000,000

Schedule I-1

SCHEDULE II

The Final Term Sheet, substantially in the form attached as Schedule III

Schedule II-1

SCHEDULE III

Final Term Sheet

November 15, 2010

Issuer: Southern California Gas Company

Security: First Mortgage Bonds, Series MM

Aggregate Principal Amount Offered: $300,000,000

Interest Payment Dates: May 15 and November 15, commencing May 15, 2011

Coupon: 5.125%, accruing from November 18, 2010

Maturity: November 15, 2040

Yield to Maturity: 5.141%

Spread to Benchmark Treasury: +85 basis points

Benchmark Treasury: 3.875% due August 15, 2040

Benchmark Treasury Yield: 4.291%

Optional Redemption Provision: Make Whole Call Adjusted Treasury Rate + 15 basis points

Price to Public: 99.757%, plus accrued interest, if any

Settlement Date: November 18, 2010

CUSIP: 842434CJ9

ISIN: US842434CJ99

Joint Book-Running Managers:	Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
Samuel A. Ramirez & Company, Inc.
RBS Securities Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526 or by email to prospectus-ny@ny.email.gs.com, by calling Mitsubishi UFJ Securities

Schedule III-1

(USA), Inc. toll-free at (877) 649-6848, by calling Samuel A. Ramirez & Company, Inc. toll-free at (800) 888-4086 or by email to John.kick@ramirezco.com, by calling RBS Securities Inc. toll-free at (866) 884-2071, or by calling The Williams Capital Group, L.P. collect at (212) 830-4500 or by email to mahadevia@willcap.com.

Schedule III-2